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                                                                    Exhibit 99.1

                         CC MASTER CREDIT CARD TRUST II
                     Excess Spread Analysis - September 2001

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Series                                            1995-A            1995-C            1996-A             1996-C            1998-A
Deal Size                                         $400 MM           $400 MM          $407.25 MM        $271.50 MM          $600 MM
Expected Maturity                                 08/15/02          02/18/03          11/15/01           02/16/04          09/15/03
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
Yield                                            18.61%            18.61%             10.99%            18.61%             18.61%
Less:Coupon                                       3.75%             3.76%              0.75%             3.72%              3.75%
     Servicing Fee                                1.50%             1.50%              0.27%             1.50%              1.50%
     Net Credit Losses                            8.15%             8.15%              4.81%             8.15%              8.15%
Excess Spread:
     September-01                                 5.21%             5.20%              5.15%             5.23%              5.20%
     August-01                                    7.54%             7.53%              8.43%             7.56%              7.53%
     July-01                                      5.60%             5.58%              5.60%             5.62%              5.59%
Three month Average Excess Spread                 6.11%             6.10%              6.40%             6.13%              6.11%

Delinquency:
     30 to 59 days                                2.28%             2.28%              2.28%             2.28%              2.28%
     60 to 89 days                                1.60%             1.60%              1.60%             1.60%              1.60%
     90 + days                                    3.00%             3.00%              3.00%             3.00%              3.00%
     Total                                        6.89%             6.89%              6.89%             6.89%              6.89%

Payment Rate                                     11.98%            11.98%             11.98%            11.98%             11.98%
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